UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 29, 2007


                              AUDIOVOX CORPORATION
             (Exact name of registrant as specified in its charter)


              Delaware                                   0-28839
              --------                                   -------
(State or other jurisdiction of  incorporation) (Commission File Number)

                                   13-1964841
                                   ----------
                      (I.R.S. Employer Identification No.)

150 Marcus Blvd., Hauppauge, New York                            11788
-------------------------------------                            -----
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (631) 231-7750




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))






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Item 5.03 Amendment to Articles of  Incorporation  or By-Laws;  Change in Fiscal
Year

Effective June 29 2007, the Company's Board of Directors unanimously approved an amendment to the Company's By-Laws to establish an Affiliate Transaction
Committee of the Board consisting of three independent directors (the "Amendment"). The Amendment added language to the end of Article III, Section 9 of the Company's By-Laws.

The Amendment provides for the establishment of the Affiliate Transaction Committee which shall have the authority to exercise all power of the Board of Directors to negotiate, review and approve or disapprove any proposed transaction involving aggregate consideration of more than $1 million between
(a) Audiovox or any of its subsidiaries and (b) any director, officer, or controlling shareholder or other person or entity who is or was at any time in the three year period preceding the date of the proposed transaction, an affiliate or associate of the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the text of the Amendment which is filed as Exhibit
3.1 hereto and is incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                   AUDIOVOX CORPORATION (Registrant)

Date:   July 2, 2007               /s/ Charles M. Stoehr
                                   ------------------------
                                   Charles M. Stoehr
                                   Senior Vice President and
                                   Chief Financial Officer


                                  EXHIBIT INDEX

Exhibit No.      Description
----------       -----------

   3.1           Amendment to the By-Laws of Audiovox Corporation








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